Exhibit 99.1

Contacts:	William H. Kurtz	Robin Yim
	Executive Vice President and Chief Financial Officer	Investor Relations
	Novellus Systems, Inc.	Novellus Systems, Inc.
	Phone: (408) 943-9700	Phone: (408) 943-9700
FOR IMMEDIATE RELEASE
NOVELLUS SYSTEMS REPORTS SECOND QUARTER 2006 RESULTS
SAN JOSE, Calif., July 19, 2006—Novellus Systems, Inc. (NASDAQ: NVLS) today reported net sales and results of operations for its second quarter ended July 1, 2006. Net sales for the second quarter were $410.1 million, up $44.2 million or 12.1 percent from first quarter 2006 net sales of $365.9 million and up $80.5 million or 24.4 percent from second quarter 2005 net sales of $329.6 million. Net income for the second quarter was $52.7 million, or $0.42 per diluted share, up $28.0 million or 113.2 percent from first quarter 2006 net income of $24.7 million and up $19.5 million or 58.6 percent from second quarter 2005 net income of $33.2 million.
The first quarter results include net pre-tax restructuring and other charges of $12.6 million. Also included in the first quarter results were a charge of $3.3 million for a legal settlement and a benefit of $0.9 million, net of tax, from the cumulative effect of a change in accounting principle due to the adoption of SFAS 123(R). Without these charges and benefits, net income for the first quarter would have been $33.5 million, or $0.25 per diluted share. The second quarter results included no such charges or benefits.
Bookings in the second quarter were $457.5 million, up 9.8 percent over first quarter 2006 bookings of $416.7 million. Shipments of $457.3 million in the second quarter represent an increase of $103.2 million or 29.1 percent from $354.2 million reported for the first quarter. Deferred revenue at the end of the second quarter was $178.5 million, an increase of $47.3 million or 36.0 percent from $131.2 million at the end of the first quarter of 2006.
The financial measures set forth above that present net income excluding certain charges and benefits, revenue on a shipments basis and bookings, are not in accordance with U.S. generally accepted accounting principles (GAAP). The Company believes that these non-GAAP financial measures provide further insight into the results of operations and enhance the comparability of those results to results in prior periods because they assist shareholder understanding of the effects of certain charges and benefits on the quarter’s results.
Cash, cash equivalents, restricted cash and short-term investments as of July 1, 2006 were $671.1 million, a decrease of $82.8 million or 11.0 percent from the first quarter of 2006 ending balance of $753.9 million. During the second quarter, approximately $171.8 million was used to repurchase shares of Novellus common stock.

“We are pleased with our strong results in Q2, which continue to demonstrate our improving operational and financial performance,” said Richard S. Hill, chairman of the board and CEO. “We are also making solid progress in strengthening our product portfolio. At last week’s Semicon West show we announced new SABRE Extreme and GAMMA Express products for the 45nm technology node, and have internally qualified a new 45nm barrier-seed process on our INOVA PVD system, which we will now begin to implement with our customers. We are continuing to focus on further improvements in our product portfolio and our financial performance.”
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the statements regarding (i) our improving operational and financial performance; (ii) our solid progress in our product portfolio; and (iii) implementation of a new 45nm barrier-seed process on our INOVA PVD system; (iv) our expectation of further improvements in our product position and financial performance, as well as other matters discussed in this news release that are not purely historical data, are forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. These risks and uncertainties include, but are not limited to, inaccurate assessment of the performance metrics’ usefulness in understanding the Company’s ongoing operations; quarterly fluctuations in customer demand and the timing and volume of orders and shipments, whether due to economic and geopolitical conditions, competition, pricing pressures, or other factors; inaccurate projections regarding future capacity expansion in the semiconductor industry; unanticipated economic downturns; weakening demand for our products; unanticipated difficulties associated with implementation of the new 45nm barrier-seed process on our INOVA PVD system; failure of our products to effectively and timely respond to industry developments and customer demands, and other risks indicated in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2005, our Quarterly Report on Form 10-Q for the quarter ended April 1, 2006 and our Current Reports on Form 8-K and amendments to such reports. Forward-looking statements are made and based on information available to us on the date of this press release. We do not assume, and expressly disclaim, any obligation to update this information.
About Novellus:
Novellus Systems, Inc. (NASDAQ: NVLS) is a leading provider of advanced process equipment for the global semiconductor industry. The company’s products deliver value to customers by providing innovative technology backed by trusted productivity. An S&P 500 company, Novellus is headquartered in San Jose, Calif. with subsidiary offices across the globe. For more information please visit www.novellus.com

NOVELLUS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Six Months Ended
(In thousands, except per share amounts)	July 1	April 1	July 2	July 1	July 2
(Unaudited)	2006	2006	2005	2006	2005

Net sales	$410,073	$365,906	$329,585	$775,979	$669,325
Cost of sales	205,309	198,366	172,023	403,675	357,894

Gross profit	204,764	167,540	157,562	372,304	311,431
%	49.9%	45.8%	47.8%	48.0%	46.5%

Operating expenses:
Selling, general and administrative	66,311	58,482	50,325	124,793	102,085
Research and development	63,298	63,783	63,512	127,081	125,560
Restructuring and other charges (benefits)	—	12,629	(74)	12,629	(74)
Legal settlement	—	3,250	—	3,250	—

Total operating expenses	129,609	138,144	113,763	267,753	227,571
%	31.6%	37.8%	34.5%	34.5%	34.0%

Income from operations	75,155	29,396	43,799	104,551	83,860
%	18.3%	8.0%	13.3%	13.5%	12.5%

Other income, net	7,611	6,079	3,674	13,690	7,143

Income before income taxes and cumulative effect of a change in accounting principle	82,766	35,475	47,473	118,241	91,003
Provision for income taxes	30,061	11,706	14,242	41,767	27,301

Income before cumulative effect of a change in accounting principle	52,705	23,769	33,231	76,474	63,702

Cumulative effect of a change in accounting principle, net of tax	—	948	—	948	—

Net income	$52,705	$24,717	$33,231	$77,422	$63,702

Net income per share:
Basic
Income before cumulative effect of a change in accounting principle	$0.42	$0.18	$0.24	$0.60	$0.46

Cumulative effect of a change in accounting principle, net of tax	—	0.01	—	0.01	—

Basic net income per share	$0.42	$0.19	$0.24	$0.61	$0.46

Diluted
Income before cumulative effect of a change in accounting principle	$0.42	$0.18	$0.24	$0.59	$0.45

Cumulative effect of a change in accounting principle, net of tax	—	0.01	—	0.01	—

Diluted net income per share	$0.42	$0.19	$0.24	$0.60	$0.45

Shares used in basic per share calculation	125,124	131,102	138,068	128,113	138,979

Shares used in diluted per share calculation	125,910	132,264	138,944	129,087	140,022

NOVELLUS SYSTEMS, INC.
RECONCILIATION OF THE STATEMENTS OF OPERATIONS
(EXCLUDING CERTAIN CHARGES AND BENEFITS) (1)

	Three Months Ended			Six Months Ended
(In thousands, except per share amounts)	July 1	April 1	July 2	July 1	July 2
(Unaudited)	2006	2006	2005	2006	2005

Net income excluding certain charges and benefits	$52,705	$33,535	$33,179	$86,240	$63,650

Charges and benefits:
Cumulative effect of a change in accounting principle	—	1,542	—	1,542	—
Restructuring and other charges benefits	—	(12,629)	74	(12,629)	74
Legal settlement	—	(3,250)	—	(3,250)	—

Total charges and benefits	—	(14,337)	74	(14,337)	74
Adjustments on provision for income taxes	—	5,519	(22)	5,519	(22)

Net income	$52,705	$24,717	$33,231	$77,422	$63,702

Net income per diluted share excluding certain charges and benefits	$0.42	$0.25	$0.24	$0.67	$0.45

Charges and benefits:
Cumulative effect of a change in accounting principle	—	0.01	—	0.01	—
Restructuring and other charges benefits	—	(0.09)	0.00	(0.10)	0.00
Legal settlement	—	(0.02)	—	(0.02)	—
Adjustments on provision for income taxes	—	0.04	(0.00)	0.04	(0.00)

Net income per diluted share	$0.42	$0.19	$0.24	$0.60	$0.45

(1)	The reconciliation of the statements of operations (excluding certain charges and benefits) are intended to present our operating results, excluding certain charges, benefits and related adjustments on provisions for income taxes. The reconciliation of the statements of operations are not in accordance with or an alternative for U.S. generally accepted accounting principles and may be different from similar measures by other companies.
NOVELLUS SYSTEMS, INC.
SCHEDULE OF SHARE-BASED COMPENSATION

	Three Months Ended			Six Months Ended
	July 1	April 1	July 2	July 1	July 2
(In thousands)	2006	2006	2005	2006	2005
(Unaudited)	(1)	(3)	(2)	(1)	(2)

Cost of sales	$538	$308	$184	$846	$396
Selling, general and administrative	5,590	5,439	540	11,029	1,165
Research and development	2,664	3,061	325	5,725	701

Total share-based compensation expenses	8,792	8,808	1,049	17,600	2,262

Benefit from income taxes	3,385	3,391	404	6,776	871

Net share-based compensation expenses	$5,407	$5,417	$645	$10,824	$1,391

(1)	Amounts include amortization expense related to stock options of $6.5 million and $12.9 million, employee stock purchase plan of $0.6 million and $1.2 million, and restricted stock awards of $1.7 million and $3.5 million for the three and six months ended July 1, 2006, respectively.

(2)	Amounts include amortization expense related to restricted stock awards of $1.0 million and $2.3 million for the three and six months ended July 2, 2005, respectively.

(3)	Amounts include amortization expense related to stock options of $6.5 million, employee stock purchase plan of $0.6 million, and restricted stock awards of $1.7 million.

NOVELLUS SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	July 1,	December 31,
	2006	2005
(In thousands)	(Unaudited)	*

ASSETS
Current assets:
Cash and short-term investments	$523,492	$649,240
Accounts receivable, net	439,521	397,534
Inventories	213,827	193,787
Deferred taxes and other current assets	128,033	122,951

Total current assets	1,304,873	1,363,512

Property and equipment, net	399,678	423,749
Restricted cash	147,595	140,212
Goodwill	259,553	255,584
Intangible and other assets	105,434	107,192

Total assets	$2,217,133	$2,290,249

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$266,402	$253,984
Deferred profit	80,220	68,718
Income taxes payable	22,474	5,898
Current obligations under lines of credit	16,456	15,744

Total current liabilities	385,552	344,344

Long-term debt	127,911	124,858
Other liabilities	43,146	41,764

Total liabilities	556,609	510,966

Shareholders’ equity:
Common stock	1,330,001	1,393,805
Retained earnings and accumulated other comprehensive income	330,523	385,478

Total shareholders’ equity	1,660,524	1,779,283

Total liabilities and shareholders’ equity	$2,217,133	$2,290,249

*	The December 31, 2005 condensed consolidated balance sheet was derived from our audited consolidated financial statements.